Exhibit 10.2

EXECUTION COPY

THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT

dated as of February 14, 2013,

among

FREEPORT-MCMORAN INC.,

PT FREEPORT INDONESIA,

FREEPORT-MCMORAN OIL & GAS LLC,

The Lenders Party Hereto,

The Issuing Banks Party Hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and Swingline Lender,

BANK OF AMERICA, N.A.,

as Syndication Agent,

and

BNP PARIBAS,

CITIBANK, N.A.,

HSBC BANK USA, NATIONAL ASSOCIATION,

MIZUHO BANK, LTD.,

SUMITOMO MITSUI BANKING CORPORATION,

THE BANK OF NOVA SCOTIA and

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

as Co-Documentation Agents,

J.P. MORGAN SECURITIES LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

BNP PARIBAS SECURITIES CORP.,

CITIGROUP GLOBAL MARKETS INC.,

HSBC SECURITIES (USA) INC., MIZUHO BANK, LTD.,

SUMITOMO MITSUI BANKING CORPORATION,

THE BANK OF NOVA SCOTIA and

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

as Joint Lead Arrangers and Joint Bookrunners,

BANK OF MONTREAL, CHICAGO BRANCH,

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY,

COMPASS BANK,

ROYAL BANK OF CANADA,

THE TORONTO-DOMINION BANK,

STANDARD CHARTERED BANK,

U.S. BANK NATIONAL ASSOCIATION and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Senior Managing Agents

EXECUTION VERSION

THIRD AMENDMENT dated as of December 9, 2015 (this “Amendment”) to the Revolving Credit Agreement dated as of February 14, 2013, as amended by the First Amendment dated as of May 30, 2014 and by the Second Amendment dated as of February 27, 2015 (the “Credit Agreement”), among FREEPORT-MCMORAN INC. (“FCX”), PT FREEPORT INDONESIA (“PTFI”) and FREEPORT-MCMORAN OIL & GAS LLC (together with FCX and PTFI, the “Borrowers”), the Lenders from time to time party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS, the Lenders have agreed to extend credit to the Borrowers under the Credit Agreement on the terms and subject to the conditions set forth therein. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement, as amended hereby.

WHEREAS, the Borrowers have requested that the Credit Agreement be amended (a) to modify for a period of time the maximum Total Leverage Ratio applicable under Section 6.06, (b) to provide for certain changes to interest rate spreads, and (c) to effect other modifications to the provisions of the Loan Agreement, in each case as set forth herein.

WHEREAS, the Lenders party hereto, constituting the Required Lenders under the Credit Agreement, the Administrative Agent, and each Issuing Bank are willing so to amend the Credit Agreement on the terms and subject to the conditions hereof.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendment of the Credit Agreement. Effective as of the Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a) The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is amended to read in its entirety as set forth below:

“Applicable Rate” means, for any day and subject to the next following sentence, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread”, “Commitment Fee”, “Financial LC Participation Fee” or “Performance LC Participation Fee”, as the case may be, based upon the Credit Ratings by Moody’s and S&P applicable on such day:

Level	Rating (S&P, Moody’s)	Eurodollar Spread (bps per annum)	ABR Spread (bps per annum)	Commitment Fee (bps per annum)	Financial LC Participation Fee (bps per annum)	Performance LC Participation Fee (bps per annum)
1	BBB+ / Baa1 or higher	125.0	25.0	15.0	125.0	62.5
2	BBB / Baa2	150.0	50.0	20.0	150.0	75.0
3	BBB- / Baa3	175.0	75.0	25.0	175.0	87.5
4	BB+ / Ba1	200.0	100.0	35.0	200.0	100.0
5	BB/Ba2 or lower	225.0	125.0	45.0	225.0	112.5

Notwithstanding the foregoing, if and during such periods as the Total Leverage Ratio as of the end of the fiscal quarter of the Borrower (commencing with the fiscal quarter ending December 31, 2015) for which consolidated financial statements have been most recently delivered pursuant to Section 5.01(a) or 5.01(b) (a) exceeds 4.00 to 1.00 but is less than or equal to 4.50 to 1.00, the Applicable Rate (other than in respect of the Commitment Fee) will be, for any day, a rate per annum 25 basis points in excess of the rate per annum otherwise applicable as set forth in the table above, and (b) exceeds 4.50 to 1.00, the Applicable Rate (other than in respect of the Commitment Fee) will be, for any day, a rate per annum 50 basis points in excess of the rate per annum otherwise applicable as set forth in the table above.

For purposes of the foregoing, (a) if either Moody’s or S&P shall not have in effect a Credit Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then FCX and the Lenders shall negotiate in good faith to agree upon another rating agency to be substituted by an amendment to this Agreement for the rating agency which shall not have a Credit Rating in effect, and pending the effectiveness of such amendment, the Applicable Rate shall be determined by reference to the available Credit Rating; (b) if the Credit Ratings established or deemed to have been established by Moody’s and S&P shall fall within different Levels, the Applicable Rate shall be based on the higher of the two Credit Ratings unless one of the two Credit Ratings is two or more Levels lower than the other, in which case the Applicable Rate shall be determined by reference to the Level next below that of the higher of the two Credit Ratings; and (c) if the Credit Rating established or deemed to have been established by Moody’s and S&P shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate based on the Credit Ratings shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, FCX and the Lenders shall negotiate in good faith to amend the definition of “Applicable Rate” to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the Credit Rating most recently in effect prior to such change or cessation.

Each change in the Applicable Rate resulting from a change in the Total Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b) of the consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Total Leverage Ratio shall be deemed to exceed 4.50 to 1.00 at the option of the Administrative Agent or at the request of the Required Lenders if FCX fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or 5.01(b) or the certificate of a Financial Officer required pursuant to Section 5.01(c) during the period from the expiration of the time for delivery thereof until such consolidated financial statements and such certificate are delivered.”

(b) Section 6.06 of the Credit Agreement is amended to read in its entirety as follows:

“SECTION 6.06. Total Leverage Ratio. The Borrowers will not permit (a) if a Reversion Election has not been made, the Total Leverage Ratio on the last day of any fiscal quarter (i) ending on December 31, 2015, to exceed 5.50 to 1.00, (ii) ending during the period from and including March 31, 2016 through and including June 30, 2016, to exceed 5.90 to 1.00, (iii) ending on September 30, 2016, to exceed 5.75 to 1.00, (iv) ending on December 31, 2016, to exceed 5.00 to 1.00, (v) ending during the period from and including March 31, 2017 through and including December 31, 2017, to exceed 4.25 to 1.00 and (iv) ending on or after March 31, 2018, to exceed 3.75 to 1.00, and (b) if a Reversion Election has been made, the Total Leverage Ratio on the last day of any fiscal quarter ending on or after the effective date of such Reversion Election to exceed 3.75 to 1.00.”

SECTION 2. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of the Borrowers represents and warrants to the Administrative Agent and the Lenders that:

(a) (x) the execution, delivery and performance by such Borrower of this Amendment and the performance by such Borrower of the Credit Agreement, as amended by this Amendment, are within such Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action and (y) this Amendment has been duly executed and delivered by such Borrower and, upon the Amendment Effective Date, the Credit Agreement, as amended hereby, will constitute a legal, valid and binding obligation of such Borrower enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, concepts of reasonableness and general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b) the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects as of the Amendment Effective Date, except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct on and as of such earlier date; and

(c) no Default has occurred and is continuing on the Amendment Effective Date before or after giving effect to any Loans made on such date.

SECTION 3. Effectiveness. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which each of the following conditions has been satisfied:

(a) The Administrative Agent shall have executed this Amendment (and its Indonesian language version) and shall have received counterparts hereof duly executed and delivered by each Borrower, Lenders constituting the Required Lenders, each Issuing Bank and the Administrative Agent.

(b) The Administrative Agent shall have received such board resolutions, secretary’s certificates, officer’s certificates and other documents as the Administrative Agent may reasonably request relating to the authorization of this Amendment and the transactions contemplated hereby and any other legal matters relating to the Loan Parties, the Loan Documents or this Amendment, all in form and substance reasonably satisfactory to the Administrative Agent.

(c) The conditions set forth in clauses 4.03(a) and 4.03(b) of the Credit Agreement, as amended hereby, shall be satisfied on and as of the Amendment Effective Date, and the Administrative Agent shall have received a certificate, dated the Amendment Effective Date and signed by a Financial Officer of FCX, confirming compliance with such conditions.

(d) The Administrative Agent shall have received payment from the Borrowers in immediately available funds of an amendment fee for the account of each Lender that has executed and delivered a counterpart hereof prior to 5:00 p.m., New York City time, on December 8, 2015, in an amount equal to 0.125% of the amount of such Lender’s Revolving Commitment on the Amendment Effective Date.

The Administrative Agent shall notify the Borrowers and the Lenders of the Amendment Effective Date and such notice shall be conclusive and binding. Notwithstanding the foregoing, this Amendment shall not become effective unless each of the conditions set forth or referred to in this Section 3 has been satisfied at or prior to 5:00 p.m., New York City time, on January 5, 2016 (it being understood that any such failure of this Amendment to become effective will not affect any rights or obligations of any Person under the Credit Agreement).

SECTION 4. Expenses. Each Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent, in each case to the extent provided in Section 9.03(a) of the Credit Agreement.

SECTION 5. Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 6. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

FREEPORT-MCMORAN INC.,

by
/s/ Kathleen L. Quirk
Name: Kathleen L. Quirk
Title: Executive Vice President, Chief Financial Officer & Treasurer

PT FREEPORT INDONESIA,

by
/s/ Robert R. Boyce
Name: Robert R. Boyce
Title: Treasurer

FREEPORT MCMORAN OIL & GAS LLC,

by
/s/ Kathleen L. Quirk
Name: Kathleen L. Quirk
Title: Executive Vice President

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent and Issuing Bank, by
/s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

BANK OF AMERICA, N.A., individually and as Issuing Bank,
by
/s/ James K.G. Campbell
Name: James K.G. Campbell
Title: Director

[Signature Page to Third Amendment to the Revolving Credit Agreement]

LENDER SIGNATURE PAGE TO THE

THIRD AMENDMENT TO THE REVOLVING CREDIT AGREEMENT

OF FREEPORT-MCMORAN INC.

Name of Lender:	[Lender Signatures on File]
By

Name:
Title:

For any Lender requiring a second signature line:

Name of Lender:
By

Name:
Title: